                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on the financial statements of ATL -- ALGAR TELECOM LESTE S.A. as of December 31, 1998 and for the period from inception (March 26, 1998) through December 31, 1998 (and to all references to our Firm) included in or made a part of the registration statement on Form S-1 of Williams Communications Group, Inc.

                                               /s/ ARTHUR ANDERSEN S/C
                                        ----------------------------------------
                                                  ARTHUR ANDERSEN S/C

Belo Horizonte, Brazil
April 7, 1999